Exhibit 99.1

Occam Networks Reports Fourth Quarter and Fiscal Year End Results

Closes Year by Surpassing One Millionth Port Milestone

SANTA BARBARA, Calif. – February 1, 2007 – Occam Networks, Inc. (NASDAQ: OCNW), a leading supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications companies, today announced its financial results for the quarter and year ended December 31, 2006.

Revenues totaled $20.1 million for the fourth quarter, which ended December 31, 2006, a tenth straight quarter of increased revenues. Fourth quarter 2006 revenues represented an increase of 56% over the fourth quarter of 2005 and 11% sequentially over the third quarter of 2006. Annual revenue for 2006 was $68.6 million, representing a 75% increase over annual revenue for 2005. Net income for the fourth quarter of 2006, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.9 million or $0.04 per diluted share compared with net income of $0.4 million or $0.03 per diluted share for the fourth quarter of 2005 and net income of $0.2 million or $0.01 per diluted share for the third quarter of 2006. Annual net losses for 2006 and 2005 were $1.9 million and $9.3 million, respectively. The results for 2006 and 2005 included beneficial conversion feature charges related to the issuance of preferred stock and warrants. These non-cash charges were calculated in accordance with GAAP and are expected to be non-recurring. The results for 2006 and 2005 also include non-cash, employee stock-based compensation expenses. Pro forma net income before stock-based compensation was $1.5 million for the fourth quarter of 2006, compared to pro forma net income of $0.6 million for the fourth quarter of 2005 and $0.7 million for the third quarter of 2006. Pro forma net income before beneficial conversion feature charges and stock-based compensation for 2006 was $3.4 million. Pro forma net loss before beneficial conversion feature charges and stock-based compensation for 2005 was $6.8 million. A reconciliation of Occam’s GAAP and pro forma financial results, together with a statement of how management uses the non-GAAP financial information, is set forth below.

The company also finished the fiscal year by surpassing one million ports shipped. The company believes its fiscal year end results reflects increasing interest among telecommunications service providers in upgrading their networks to offer IPTV, Triple Play and other new, innovative services.

“Occam’s focus on offering IP- and Ethernet-based technologies allowing telco service providers to bring exciting services to residential and business subscribers bore outstanding returns for Occam in 2006,” said Bob Howard-Anderson, Occam’s president and chief executive officer. “Achieving our millionth port shipped was among the year’s highlights.”

In addition to surpassing the millionth port shipped mark, Occam’s important 2006 milestones included:

•	Occam surpassed the 200 customer mark, demonstrating the continued strong interest among telecommunications carriers in Occam’s IP- and Ethernet-based approach to offering new, innovative services.

•	Occam completed a relisting onto NASDAQ from the OTC bulletin board, and a secondary equity offering that raised $48.7 million, net of issuance costs.

•	Occam added Session Initiation Protocol (SIP) to its OccamOS, enabling telcos to choose from SIP, MGCP, GR303 or TR08 for voice service control.

•	Technology Marketing Corporation’s TMC Labs recognized Occam Networks’ BLC 6314 10GigE Transport and Optical Line Termination (OLT) Blade with a 2006 Innovation Award, citing these products as “groundbreaking.”

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Occam Networks Closes Breakthrough Year with Record Revenues

Earnings Call Information

Occam will hold its quarterly financial results conference call on Thursday, February 1, 2007, at 4:30 p.m. EST/1:30 p.m. PST to report the results for its quarter and fiscal year ended December 31, 2006. Interested parties may call 1-866-901-2585 (for U.S. callers) and 1-404-835-7099 (for international callers) and tell the operator they are participating in the Occam Networks conference call. A recording of the call will also be made available at Occam’s website, www.occamnetworks.com <http://www.occamnetworks.com/>, for 72 hours after the call is completed.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer the voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America. For more information, please visit www.occamnetworks.com

Occam Networks Closes Breakthrough Year with Record Revenues

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data and liquidation preference amounts)

	December 31, 2006	December 25, 2005
ASSETS

Current assets:
Cash and cash equivalents	$59,219	$6,571
Restricted cash	4,378	3,749
Accounts receivable, net	11,171	9,403
Inventories, net	7,590	4,448
Prepaid and other current assets	933	1,684

Total current assets	83,291	25,855

Property and equipment, net	1,766	1,889
Other assets	291	203

Total assets	$85,348	$27,947

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$7,687	$4,100
Accrued expenses	3,899	4,859
Deferred revenues	3,503	1,600
Current portion of long-term debt	—	1,233

Total current liabilities	15,089	11,792
Long-term debt	—	1,324

Total liabilities	15,089	13,116

Commitments and contingencies
Redeemable preferred stock:
Series A-2 convertible preferred stock, $.001 par value, 10 million shares authorized; 0 and 3,560 issued and outstanding at December 31, 2006 and December 25, 2005, respectively; $0 and $107 million liquidation preference as of December 31, 2006 and December 25, 2005, respectively	—	34,869
Series A-2 convertible preferred stock warrant	—	73

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 250 million shares authorized; 19,713 and 6,871 shares issued and outstanding at December 31, 2006 and December 25, 2005, respectively	288	275
Additional paid-in capital	176,947	87,903
Warrants	331	559
Deferred stock compensation	—	(28)
Accumulated deficit	(107,307)	(108,820)

Total stockholders’ equity (deficit)	70,259	(20,111)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$85,348	$27,947

Occam Networks Closes Breakthrough Year with Record Revenues

OCCAM NETWORKS, INC. AND SUBSIDIARY

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2006	September 24, 2006	December 25, 2005	December 31, 2006	December 25, 2005
Sales	$20,109	$18,066	$12,914	$68,634	$39,238
Cost of sales (1)	12,557	11,690	7,611	42,626	27,208

Gross margin	7,552	6,376	5,303	26,008	12,030

Operating expenses (1):
Research and product development	2,436	2,269	2,023	9,583	7,440
Sales and marketing	3,552	2,834	2,143	11,221	8,349
General and administrative	1,064	1,118	651	4,095	3,420

Total operating expenses	7,052	6,221	4,817	24,899	19,209

Profit (loss) from operations	500	155	486	1,109	(7,179)

Interest income (expense), net	402	61	(43)	468	(259)

Profit (loss) before provision for income taxes	902	216	443	1,577	(7,438)

Provision for income taxes	39	13	—	64	—

Net income (loss)	863	203	443	1,513	(7,438)

Beneficial conversion feature	—	—	—	(3,437)	(1,822)

Net income (loss) attributable to common stockholders	$863	$203	$443	$(1,924)	$(9,260)

Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$0.03	$0.07	$(0.21)	$(1.37)
Diluted	$0.04	$0.01	$0.03	$(0.21)	$(1.37)
Shares used in the computation of net income (loss) per share attributable to common stockholders:
Basic	14,361	7,279	6,813	9,020	6,759
Diluted	19,184	16,909	15,789	9,020	6,759

(1) Total stock-based compensation included in:

Cost of sales	$105	$65	$—	$288	$—
Research and product development	253	198	100	750	519
Sales and marketing	161	159	8	474	70
General and administrative	147	118	—	390	6

Total stock-based compensation	$666	$540	$108	$1,902	$595

Occam Networks Closes Breakthrough Year with Record Revenues

OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2006	September 24, 2006	December 25, 2005	December 31, 2006	December 25, 2005
Sales	$20,109	$18,066	$12,914	$68,634	$39,238
Cost of sales	12,452	11,625	7,611	42,338	27,208

Gross margin	7,657	6,441	5,303	26,296	12,030

Operating expenses:
Research and product development	2,183	2,071	1,923	8,833	6,921
Sales and marketing	3,391	2,675	2,135	10,747	8,279
General and administrative	917	1,000	651	3,705	3,414

Total operating expenses	6,491	5,746	4,709	23,285	18,614

Profit (loss) from operations	1,166	695	594	3,011	(6,584)

Interest income (expense), net	402	61	(43)	468	(259)

Non-GAAP profit (loss) before provision for income taxes	1,568	756	551	3,479	(6,843)
Provision for income taxes	39	13	—	64	—

Non-GAAP net income (loss)	$1,529	$743	$551	$3,415	$(6,843)
Non-GAAP net income (loss) per share attributable to common stockholders:
Basic	$0.11	$0.10	$0.08	$0.38	$(1.01)
Diluted	$0.08	$0.04	$0.03	$0.20	$(1.01)

Shares used in the computation of non-GAAP net income (loss) per share attributable to common stockholders:
Basic	14,361	7,279	6,813	9,020	6,759
Diluted	19,184	16,909	15,789	17,354	6,759

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss) attributable to common stockholders:

Non-GAAP net income (loss)	$1,529	$743	$551	$3,415	$(6,843)

Non-GAAP exclusions:

Stock-based compensation	666	540	108	1,902	595
Beneficial conversion feature on Series A-2 preferred stock and warrants	—	—	—	3,437	1,822

GAAP net income (loss) attributable to common stockholders	$863	$203	$443	$(1,924)	$(9,260)

Occam Networks Closes Breakthrough Year with Record Revenues

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Occam uses non-GAAP measures of operating results, net income (loss) and income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Occam’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with accounting principles generally accepted in the United States.

Forward-Looking Statements

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks, including statements predicting increased adoption of products and technologies offered by Occam and the willingness and ability of our customers to purchase additional Occam products and upgrade their product offerings. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. We may experience substantial fluctuations in our quarterly and annual operating results, including fluctuations in the demand for our products and the timing of decisions by our customers to upgrade their networks. In addition, rapidly changing technologies and market conditions may require changes to Occam’s products, and the willingness of our customers to purchase upgraded products such as Triple Play will depend in part on customers’ existing network configurations and any incremental costs associated with implementing upgrades. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Chris Farrell	Tim Johnson
Chief Financial Officer	Stearns Johnson Communications
Occam Networks Inc.	+1 415.397.7600
+1 805.692.2900	tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.